Exhibit 23

CONSENT OF INDEPENDENT GEOLOGIST

I hereby consent to the incorporation by reference in Annual Report for the year ended December 31, 2005 on Form 10-KSB of Uranium Resources, Inc. and its subsidiaries of information contained in my summary reserve report dated March 29, 2004, as revised March 30, 2006.

/s/ Richard F. Douglas
By: Richard F. Douglas

Lakewood, Colorado
April 21, 2006